UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16150 Heron Avenue, La Mirada, CA	90638
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Summer 2012 Offering

In May 2012, we commenced a private offering of our common stock (the “Summer 2012 Offering”). On our quarterly report for the three- and nine-month periods ended September 30, 2012, we reported that we received $770,086 gross proceeds and $744,515 net proceeds from sales in the Summer 2012 Offering. Subsequent to September 30, 2012, we sold 571,429 shares of our common stock to one accredited investor and received $200,000 gross proceeds and $174,000 net proceeds from the sales. The Summer 2012 Offering is now closed.

Payment of Accounts Payable and Accrued Expenses

On December 27, 2012, in an effort to preserve our cash and reduce outstanding payables, the Board offered to employees, board members, consultants and vendors the opportunity to convert outstanding payable amounts into either an option to purchase common stock in lieu of cash payment at $0.30 a share, expiring ten years from the date of issuance, and containing “cashless” exercise provisions (each, an “Option”), or our common stock at 30 cents per share. As of the date of this Report, we reduced our outstanding payables by an aggregate $564,546, including unpaid salaries owed to our officers, fees owed to members of our board of directors, and payables owed to vendors and consultants.

Payment of Unpaid Officer Salaries

On December 28, 2012, we issued 497,507 shares of our common stock, at a conversion price of $0.30, a 20% premium to the closing price of our common stock on the day of issuance, to our President in lieu of $149,252 in accrued and unpaid payables for his services. The stock issued is restricted from sale until the earlier of the termination of the executive’s employment, or the filing of a report of a “change in control” on Form 8-K.

On December 28, 2012, we issued 536,467 shares of our common stock, at a conversion price of $0.30, a 20% premium to the closing price of our common stock on the day of issuance, to our Chief Science Officer in lieu of $160,940 in accrued and unpaid payables for his services. The stock issued is restricted from sale until the earlier of the termination of the executive’s employment, or the filing of a report of a “change in control” on Form 8-K.

On December 28, 2012, we issued 83,139 shares of our common stock, at a conversion price of $0.30, a 20% premium to the closing price of our common stock on the day of issuance, to our corporate Secretary and Vice President of Operations in lieu of $24,941.52 in accrued and unpaid payables for his services. The stock issued is restricted from sale until the earlier of the termination of the executive’s employment, or the filing of a report of a “change in control” on Form 8-K.

Payment of Board Payables

On December 28, 2012, we issued options to purchase 225,000 shares of common stock at a strike price of $0.30 cents per share, a 20 percent premium of the closing price of our common stock on the date of issuance, in lieu of $45,000 in accrued and unpaid fees to members of board of directors for service on our board of directors.

Payment of Vendor and Consultant Payables

On December 28, 2012, we issued options to purchase 922,062 shares of common stock at a strike price of $0.30 cents per share, a 20 percent premium of the closing price of our common stock on the date of issuance, in lieu of $184,412 in accrued and unpaid accounts payable and accrued expenses to certain of our vendors and consultants.

Executive Bonuses

Pursuant to the recommendations from the Registrant’s Compensation Committee, on December 28, 2012 the Registrant issued 1,000,000 shares of common stock to three of its executive officers.

Spring 2010 Offering – Conversion of Outstanding Notes

On December 27, 2012, our Board elected to convert the $414,250 outstanding principal amount of promissory notes issued in our Spring 2010 Offering into common stock at the conversion rate set forth in the notes of 57.5 cents per share. The Spring 2010 notes were set to mature on April 15, 2013. As consideration for the early termination, we paid the investors interest through the maturity date, and extended the January 15, 2013 expiration of the investor’s stock purchase warrant by a period of one year, such that the warrants now mature on January 15, 2014. We issued an aggregate 886,142 shares of our common stock in relation to the conversion.

Other Issuances

On December 28, 2012, we issued an aggregate 442,092 shares of our common stock to vendors and consultants in payment as required pursuant to our agreements with such vendors and consultants.

On December 28, 2012 we issued an aggregate 147,224 shares of our common stock to a noteholder in exchange for $26,167 in interest due pursuant to a promissory note in the face amount of $100,000. The note holder agreed to extend the maturity date of the note by a period of one year. As consideration for the extension, we issued the noteholder 60,000 shares of our common stock, and a warrant to purchase 50,000 shares of common stock at 50 cents per share, exercisable until June 3, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, we amended the employment agreements of our President and Chief Science Officer (“Executives”). Pursuant to the amended agreements, the salaries of the Executives are frozen at the level paid in April 2012, the agreements automatically renew for one year periods on April 30th of each year, the Executive may be terminated “without cause” at any time upon 120 day notice, and the provisions related to severance pay upon termination were removed. All other terms remain the same.

Item 8.01 Other Events.

On December 27, 2012, our Board extended the expiration date of certain options issued to two consultants, Jeffrey C. Wallace and Robert J. Szolomayer, issued in January 2008. Each option entitles the consultant to purchase 1,200,000 shares of our common stock at 99 cents per share, fully vested over a four year period, and were set to expire on January 10, 2013. The Board amended the expiration date such that the options expire January 10, 2018. In connection with the extension of the expiration, and considering the options are now fully vested, the amendments removed the provision that the optionee must exercise the option within 60 days of termination of his consulting agreement.

Item 9.01 Financial Statements and Exhibits

4.1	Amendment to Szolomayer stock purchase option
4.2	Amendment to Wallace stock purchase option
10.1	Amendment to Calvert Employment Agreement
10.2	Amendment to Code Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2012	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer